Exhibit 31.4

Certification of the Company’s Chief Financial Officer Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 7241)

I, Michael A. Johnson, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K for the year ended December 31, 2017 of SandRidge Energy, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ MICHAEL A. JOHNSON
Michael A. Johnson
Senior Vice President, Chief Financial Officer and Chief Accounting Officer
Date: April 30, 2018